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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated February 18, 1999, except as to the first paragraph of Note 9, as to which the date is June , 1999, in Amendment No. 1 to the Registration Statement (Form S-
1) and related Prospectus of CyberSource Corporation for the registration of 4,000,000 shares of its common stock.

      Our audit also included the financial statement schedule of CyberSource Corporation listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

San Jose, California

June 4, 1999

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      The foregoing is in the form that will be signed upon the approval by the
Company's shareholder's of the 1 for 2 reverse stock split, as described in
Note 9 of the Notes to the Financial Statements.

                                          /s/ Ernst & Young LLP

San Jose, California

June 4, 1999